 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 3, 2025

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On February 4, 2025, The Estée Lauder Companies Inc. (the “Company”) issued a press release announcing its financial results for its fiscal quarter ended December 31, 2024. The release includes the Company’s estimates related to its fiscal 2025 third quarter net sales and diluted net earnings per common share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities

As announced on November 1, 2023, the Company launched the Profit Recovery and Growth Plan ("PRGP") to help progressively rebuild its profit margins in fiscal years 2025 and 2026.

The PRGP is focused on rebuilding stronger, more sustainable profitability, supporting sales growth acceleration and increasing speed and agility. The plan is designed to improve gross margin, lower the cost base and reduce overhead expenses, while increasing investments in key consumer-facing activities. Upon completion of this plan, the Company expects to have improved its gross margin and expense base to drive greater operating leverage for the future.

As a component of the PRGP, on February 5, 2024, the Company announced a two-year restructuring program, and filed a Current Report on Form 8-K. The restructuring program’s main focus included the reorganization and rightsizing of certain areas of the Company as well as simplification and acceleration of processes. The Company committed to this course of action on February 1, 2024.

In connection with the restructuring program, the Company estimated a net reduction in the range of approximately 1,800 to 3,000 positions globally, which was about 3-5% of its positions including temporary and part-time employees as of June 30, 2023. This reduction took into account the elimination of some positions as well as retraining and redeployment of certain employees in select areas.

The Company planned to substantially complete specific initiatives under the restructuring program through fiscal 2026. The Company expected that the restructuring program would result in restructuring and other charges totaling between $500 million and $700 million, before taxes, consisting of employee-related costs, contract terminations, asset write-offs and other costs associated with implementing these initiatives.

The Company has since disclosed information about specific initiatives approved under the restructuring program, including in the latest Form 8-K/A filed on December 20, 2024, which provided information about specific initiatives approved since the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed on October 31, 2024, which included specific initiatives approved cumulatively through October 25, 2024. The Company is filing this Form 8-K to provide details about updates to the restructuring program.

After reviewing additional potential initiatives and the progress of previously approved initiatives, on February 3, 2025, the Company committed to the expansion of the PRGP, including an expansion of the restructuring program.

The expansion of the overall PRGP is focused on three key areas. First, the Company plans to adopt a more competitive approach to procurement, a key pillar of savings, by further consolidating spending and strategically re-evaluating key supplier relationships. Second, the Company plans to further improve efficiencies within its supply chain network through a zero-waste approach, aiming to improve demand forecasting and innovation planning to minimize excess inventory and product destruction. Third, the Company is outsourcing select services to proven global partners.

The expanded component of the restructuring program will begin during the Company’s fiscal 2025 third quarter with all initiatives to be approved by the end of fiscal 2026. Specific initiatives under the expanded component of the restructuring program are expected to be substantially completed by the end of fiscal 2027. The focus of the now expanded restructuring program (now, collectively the “Restructuring Program”) includes (i) reorganization and rightsizing of certain areas and (ii) simplification and acceleration of processes, along with the newly added focus on (i) outsourcing of select services and (ii) evolution of go-to-market footprint and selling models.

In connection with the Restructuring Program, the Company now estimates a net reduction in the range of approximately 5,800 to 7,000 positions globally, which is about 9-11% of its positions including temporary and part-time employees as of June 30, 2023. This net reduction takes into account the elimination of positions after retraining and redeployment of certain employees in select areas.

The Company now expects that the Restructuring Program will result in restructuring and other charges totaling between $1,200 million and $1,600 million, before taxes, consisting of employee-related costs, contract terminations, asset write-offs and other costs associated with implementing these initiatives, which other than the non-cash charges, are expected to result in future cash expenditures funded from cash provided by operations.

Once fully implemented, the Company now expects the Restructuring Program to yield annual target gross benefits of between $800 million and $1,000 million, before taxes, a portion of which is expected to be reinvested in consumer-facing activities. The net benefits of the PRGP, which includes the Restructuring Program, are expected to enable a return to a double-digit operating margin over the next few years.

The Company will continue to file additional disclosures in connection with initiatives associated with the Restructuring Program that individually or collectively are determined to be significant. Such disclosures would be filed after the Company is able to make good faith determinations of the estimated amount or range of amounts by each major type of cost and future cash expenditures relating to such initiatives.

The forward-looking statements contained herein, including those relating to our expectations regarding restructuring and other charges, involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include current economic and other conditions in the global marketplace, actions by suppliers, retailers and consumers, competition, the Company’s ability to successfully implement its long-term strategic plan and those factors described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 4, 2025, of The Estée Lauder Companies Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	February 4, 2025	By:	/s/ Akhil Shrivastava
Akhil Shrivastava
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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